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                                                            Exhibit 10.24
EXHIBIT A

                 	OPTION AGREEMENT

Agreement dated as of August 19, 1999 (the "Effective Date") between Cooker Restaurant Corporation, an Ohio corporation (the
"Company") and the Employee executing this Agreement (the
"Employee").

                     Preliminary Statement

This Agreement sets forth the terms pursuant to which the Employee shall have the right to purchase from the Company (the
"Option") a total of 299,300 shares of common stock of the Company, without par value (the "Common Stock"). The Option is a non-qualified stock option, and not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.	Definitions.  As used in this Agreement, the following
terms shall have the following respective meanings:

   (a) Act shall mean the Securities Act of 1933, as amended.

   (b) Effective Time of Termination of
       Employment. For purposes of this Agreement, unless the Company otherwise agrees in writing, Termination of Employment shall be effective immediately upon the giving of written or oral notice of such Termination to the Employee.

   (c) Expiration Date.  With respect to any
       Optioned Shares, Expiration Date shall mean 5 p.m. Eastern Standard Time on August 19, 2009.

   (d) Optioned Stock or Option Shares shall mean the Shares of Common Stock of the Company which the Employee may purchase pursuant to the terms of this Agreement.

   (e) Purchase Price shall mean $4.43 for each share of Common Stock.

   (f) SEC shall mean the Securities and Exchange
       Commission.

   (g) Termination of Employment shall mean the termination by the Company of the employment of the Employee for any reason whatsoever or the voluntary termination by the Employee of his or her employment with the Company.

   (h) Unvested Shares shall mean any shares of Optioned Stock which are not Vested Shares.

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   (i) Vested Shares shall mean (i) 290,955 shares
       of Optioned Stock which shall vest cumulatively in thirty-five equal monthly installments of 8,313 each on the nineteenth calendar day of each of the thirty-five calendar months following the Effective Date (such that the first 8,313 shares vest on September 19, 1999), and (ii) 8,345 shares of Optioned Stock which shall vest on the nineteenth calendar day of the thirty-sixth calendar month following the Effective Date.

2.	Grant of Option to Employee.  Simultaneously with
the execution and delivery of this Agreement, the Employee is granted the Option to purchase the Optioned Stock for the Purchase Price, upon the terms and conditions set forth in this Agreement.

3.	Exercise of Option.

   (a) The Option provided for in this Agreement may be exercised in accordance with its terms, but only by the Employee or, in the event of the Employee's death, any duly qualified representative of Employee's estate, and only with respect to any Vested Shares. It may be exercised in whole at any time or in part from time to time prior to the Expiration Date. No fractional shares of Common Stock will be issued. The Employee may exercise this purchase right by giving written notice of such exercise at the general corporate offices of the Company located at 5500 Village Boulevard, West Palm Beach, Florida, 33407 (or at such other agency or office of the Company as it may designate by notice in writing to the Employee) and by payment to the Company of the Purchase Price in cash or by check for each Vested Share being purchased. In the event of any exercise of the Options provided for in this Agreement, certificates for the shares of Common Stock so purchased, registered in the name of the person entitled to receive the same, shall be delivered to the Employee within a reasonable time, not exceeding ten days after the Option shall have been so exercised. The person in whose name any certificates for shares of Common Stock is issued upon exercise of any Option shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Option was surrendered and payment of the Purchase Price made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

   (b) In lieu of exercising the Option in the manner set forth in sub-paragraph 3(a) above, this Option may be exercised without payment of any other consideration, commission, or remuneration, by presentation and surrender of the Option to the Company, together with a written notice of the Employee's intention to effect a cashless exercise ("Notice of Cashless Exercise") in the form attached as Exhibit "A", duly executed. In the event of a Cashless Exercise, the number of shares to be issued in exchange for the Option will be computed using the following formula:

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                           X = Y (A-B)
                           -----------
                                A
where:

   X =	the number of shares of Common Stock to
        be issued to the Employee.

   Y =	the number of shares of Common Stock for
        which this Option is being exercised.

   A =	the Closing Bid Price.  The Closing Bid Price
     means the closing bid price per share of the Common Stock on the last business day prior to the date of receipt of the Option and the Notice of Cashless Exercise, on the principal national securities exchange in the United States on which the Common
     Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and lowest reported asked price, on such day, as furnished by the National Association of Securities Dealers, Inc. ("NASDAQ") through its automated quotation system or a similar organization if NASDAQ is no longer reporting such information; provided, however, that if there are no such quotations or if it is determined that the fair market value is not properly reflected by such quotation or the Common
     Stock is not traded on an exchange or over the counter, fair market value shall be determined by such other method as the Company determines to be reasonable.

   B =	the Option Exercise Price

For purposes of Rule 144 and sub-section (d)(3)(iii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Option in a cashless exercise transaction shall be deemed to have been acquired at the time this Option was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Option in a cashless exercise transaction shall be deemed to have commenced on the date this Option was issued. Notwithstanding anything to the contrary contained herein, this Option may not be exercised in a cashless exercise transaction if, on the Date of Exercise, the shares of Common Stock to be issued upon exercise of this Option would upon such issuance be then registered pursuant to an effective and current registration statement.

4.	Adjustment of Number of Option Shares.

   (a) If, at any time after the date of this Agreement, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Purchase Price shall be appropriately decreased and the number of shares of Optioned Stock thereafter issuable on exercise of the Option shall be increased in proportion to such increase in outstanding shares.

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   (b) If, at any time after the date of this
       Agreement, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Purchase Price shall be appropriately increased and the number of shares of Common Stock issuable on exercise of this Option shall be decreased in proportion to such decrease in outstanding shares.

5.	Representations, Warranties and Agreements of the
Employee with respect to registration of the sale of the Optioned Stock. If at the time the Employee elects to exercise this Option, the issuance of the underlying shares of Optioned Stock has not been registered under the Act, the Employee agrees that such Optioned Stock may only be issued if such issuance is a transaction exempt from the registration requirements of the Act and that the Optioned Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Act or the transaction is exempt from registration. If the transaction is not exempt from the provisions of the Act, in connection with any such sale, the Employee also agrees that the issuance of all or any portion of the Optioned Stock or its transfer, as the case may be, is subject to the receipt by the Company at the time of its issuance or transfer of an opinion of its counsel that the issuance of such shares is exempt from registration pursuant to an exemption provided for in the Act, and that the Company will not be liable for any damages incurred by Employee in the event such an opinion cannot reasonably be obtained.

6.	This Agreement shall not entitle the Employee to
any right or claim to be employed as an employee of the Company or limit the right of the Company to terminate the employment of the Employee or to change the terms of such employment. This Agreement will not entitle the Employee to any voting rights or other rights as a stockholder of the Company.

7.	Legends.  Unless issued pursuant to an effective
Registration Statement filed pursuant to the provisions of the Act, all stock certificates representing Optioned Stock issued to the Employee shall have affixed thereto a legend substantially in the following form:

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"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933.  THESE SECURITIES MAY NOT BE SOLD OR
TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
EXEMPTION THEREFROM UNDER SAID ACT.  THE SALE, TRANSFER,
ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES
REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND
CONDITIONS OF AN OPTION AGREEMENT FOR THE PURCHASE OF
RESTRICTED STOCK BETWEEN COOKER RESTAURANT CORPORATION AND ONE OF ITS EMPLOYEES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT
NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD
OF THIS CERTIFICATE TO THE SECRETARY OF COOKER
RESTAURANT CORPORATION."

8.	Notices.  All notices or other communications
which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by air courier or first class or certified mail addressed as follows:

	If to the Employee: At the address specified at the foot of
                            this Agreement

	If to the Company: Cooker Restaurant Corporation
			   5500 Village Boulevard
		           West Palm Beach, FL 33407
			   Attn:  Senior Vice President,
                           Operations

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

9.	Governing Law.  This Agreement shall be governed
by, and construed in accordance with, (a) the laws of the State of Florida applicable to contracts made and to be performed wholly therein and (b) the laws of the State of Ohio applicable to corporations organized under the laws of such state.

10.	Entire Agreement.  This Agreement contains the
entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previously written or oral negotiations, commitments, representations and agreements.

11.	Counterparts.  This Agreement may be executed in
one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12.	Amendments.  This Agreement, or any provisions
hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.

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	IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered.

			COOKER RESTAURANT CORPORATION

			By:	/s/Glenn W. Cockburn
                        -----------------------------
		        Glenn W. Cockburn Senior Vice-
                        President, Operations

ACCEPTED AND AGREED TO:

/s/ Henry R. Hillenmeyer
------------------------
Signature: Henry R. Hillenmeyer

Social Security Number: [Required]

ADDRESS OF EMPLOYEE

8 Foxhall Close
Nashville, TN 37215